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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                 We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Quidel Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our reports (a) dated May 12, 1995, with respect to the consolidated financial statements of Quidel Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1995, and (b) dated February 7, 1995, with respect to the financial statements of Pacific Biotech, Inc. for the year ended December 31, 1994 included in Quidel Corporation's Current Report on Form 8-K/A dated March 17, 1995, both filed with the Securities and Exchange Commission.



                                                       ERNST & YOUNG LLP

                                                       /s/ Ernst & Young LLP

San Diego, California
February 1, 1996